UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  June 17, 2002

Commission File Number 1-8097

ENSCO International Incorporated (Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation) 2700 Fountain Place 1445 Ross Avenue Dallas, Texas (Address of principal executive offices)	76-0232579 (I.R.S. Employer Identification No.) 75202-2792 (Zip Code)
Registrant's telephone number, including area code: (214) 922-1500

This Form 8-K/A amends and supplements the Form 8-K/A filed on June 18, 2002 to include additional information related to the Contract Status of Offshore Rig Fleet report of ENSCO International Incorporated as of June 17, 2002. Accordingly, Exhibit 99.1 of such Form 8-K/A is amended as set forth herein.

Item 9. Regulation FD Disclosure

Attached hereto as Exhibit 99.1 is a Contract Status of Offshore Rig Fleet report of ENSCO International Incorporated as of June 17, 2002.

EXHIBIT INDEX

Exhibit No.	Document

99.1	Contract Status of Offshore Rig Fleet report of ENSCO International Incorporated as of June 17, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSCO International Incorporated

Date: June 20, 2002	/s/ H. E. MALONE, JR. H. E. Malone, Jr. Vice President

/s/ DAVID A. ARMOUR David A. Armour Controller